UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2008, Janet M. Thompson was appointed as director of the Company. Ms. Thompson was appointed as a Class III director. The Board of Directors has not determined on which Committees of the Board of Directors Ms. Thompson may serve at this time.

Ms. Thompson, 58, has been Executive Vice President of the Diversified Agency Services Division Omnicom Group, an advertising firm, since November 2007. Prior to that Ms. Thompson was Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America from July 2004 to September 2007. From July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group. Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation from 1972 to 1994. Ms. Thompson received a B.A. in business from Western Michigan University and a M.B.A. from Detroit University.

Ms. Thompson was granted stock options to purchase 30,000 shares of the Company’s common stock, which vest on the one year anniversary of the date of grant, provided that the vesting of such options accelerates upon a change of control. Ms. Thompson has entered into an indemnification agreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1	Press release, dated March 18, 2008 announcing the appointment of Ms. Thompson as director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: March 24, 2008

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

99.1	Press release, dated March 18, 2008 announcing the appointment of Ms. Thompson as director